UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 26, 2011

CPI CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10204	43-1256674
(Commission File Number)	(I.R.S. Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

(314) 231-1575
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets

       On January 26, 2011, CPI Corp. acquired substantially all of the assets (the “Assets”) of Bella Pictures, Inc., a leading provider of branded wedding photography services (the “Transaction”).  The Transaction was made pursuant to the Asset Purchase Agreement (the “Agreement”) dated January 26, 2011, by and among Bella Pictures Holdings, LLC, a Delaware limited liability company (the “Buyer”), Bella Pictures, Inc., a Delaware corporation (the “Company”), CPI Corp., a Delaware corporation (“CPI”), and, with respect to Sections 4.3, 4.5, 4.6, 4.7, 6.1, 6.3, 6.4 and 6.7 and Article 7 of the Agreement only, Foundation Capital IV, L.P. (“Foundation Capital”).  In consideration for the Assets purchased, the Buyer issued to the Company 5 Class A Units which represent 5% ownership in the Buyer, and assumed certain liabilities, consisting  primarily of specified customer fulfillment obligations for both booked and completed weddings.  These obligations are net of a $1.5 million cash payment and expected future customer remittances on booked business of approximately $2.0 million.  The 5% ownership in the newly created Buyer will be held by Foundation Capital.

       This description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.6 to this report and is incorporated herein by reference.  A copy of the press release announcing the completion of the acquisition is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K pursuant to Item 9.01 (a)(4) no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K pursuant to Item 9.01 (b)(2) no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit No.
10.6

Asset Purchase Agreement dated January 26, 2011, by and among Bella Pictures Holdings, LLC, a Delaware limited liability company (the “Buyer”), Bella Pictures, Inc., a Delaware corporation (the “Company”), CPI Corp., a Delaware corporation (“CPI”), and, with respect to Sections 4.3, 4.5, 4.6, 4.7, 6.1, 6.3, 6.4 and 6.7 and Article 7 of the Agreement only, Foundation Capital IV, L.P. (“Foundation Capital”).

99.1	Press release issued on January 28, 2011, regarding the acquisition of substantially all of the assets of Bella Pictures, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CORP.

January 31, 2011
	By:	/s/Dale Heins
Dale Heins Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)